ARTICLES OF INCORPORATION

                                       OF

                             OSAGE BANCSHARES, INC.


         The undersigned, Mark S. White, whose address is 239 East Main Street, Pawhuska, Oklahoma 74056, being at least 18 years of age, acting as incorporator, does hereby form a corporation under the general laws of the State of Maryland having the following Articles of Incorporation:


                                    ARTICLE I

                                      Name

         The name of the corporation is Osage Bancshares, Inc. (herein the "Corporation").


                                   ARTICLE II

                                     Purpose

         The purpose for which the Corporation is organized is to act as a financial institution holding company and to engage in any lawful business or activity for which corporations may be incorporated pursuant to the general laws of the State of Maryland. The Corporation shall have all the powers of a corporation organized under the general laws of the State of Maryland.


                                   ARTICLE III

                                Principal Office

         The address of the Corporation's principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202, or such other place as may be designated in the bylaws of the Corporation.


                                   ARTICLE IV

                                 Resident Agent

         The name and mailing address of the initial resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

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                                    ARTICLE V

                                  Capital Stock


         The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 25,000,000, of which 20,000,000 are to be shares of common stock, $.01 par value per share, and of which 5,000,000 are to be shares of serial preferred stock, $.01 par value per share. The board of directors, with the approval of a majority of the entire board, and without action by the stockholders, may amend the charter to increase or decrease the aggregate number of shares of stock of the corporation or the number of shares of stock of any class that the corporation has authority to issue. The aggregate par value of all shares of capital stock is $250,000. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or to the extent that such approval is required by governing law, rule or regulation. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares, other than cash, shall be determined by the board of directors in accordance with the general laws of the State of Maryland. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.


         A  description  of the  different  classes  and  series (if any) of the
Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

         A. Common Stock. Except as provided in these Articles, the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only as declared by the board of directors of the Corporation.

         In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

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         Each  share of  common  stock  shall  have the  same  relative  powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

         B. Serial Preferred Stock. Except as provided in these Articles, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, including, but not limited to determination of any of the following:

         (1)      the   distinctive   designation   and  the  number  of  shares
                  constituting such class or series;

         (2) the dividend rates or the amount of dividends to be paid on the shares of such class or series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

         (3) the voting powers, full or limited, if any, of the shares of such class or series;

         (4) whether the shares of such class or series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

         (5) the amount or amounts payable upon the shares of such class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

         (6) whether the shares of such class or series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

         (7) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         (8) the subscription or purchase price and form of consideration for which the shares of such class or series shall be issued;

         (9) whether the shares of such class or series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other class or series; and

         (10) any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and these Articles.

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         Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of preferred stock of the same series.


                                   ARTICLE VI

                                      Term

         The Corporation is to have perpetual existence.


                                   ARTICLE VII

                                Initial Directors

         The number of directors constituting the initial board of directors of the Corporation is seven, which number may be increased or decreased pursuant to the bylaws of the Corporation and Article XII of these Articles, but shall never be less than the minimum number permitted by the general laws of the State of Maryland now or hereafter in force. The names of the persons who are to serve as directors until the first annual meeting and until their successors are elected and qualified, are:

                                      Name

                                  Mark S. White
                                Milton V. Labadie
                                 Mark A. Formby
                                 Martha M. Hayes
                                  Harvey Payne
                                  Gary Strahan
                                Richard Trolinger


                                  ARTICLE VIII

                                Preemptive Rights

         No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any series or carrying any right to purchase stock of any class or series.

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                                   ARTICLE IX

                              Repurchase of Shares

         The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law. Shares acquired by the Corporation may be reissued by the Corporation.


                                    ARTICLE X

                   Meetings of Stockholders; Cumulative Voting

         A. Action Without a Meeting. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if the following are filed with the records of stockholders: (i) a unanimous written consent which sets for the action and is signed by each stockholder entitled to vote; and (ii) a written waiver of any right to dissent is signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

         B. Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, by a committee of the board of directors which has been duly designated by the board of directors, or in accordance with the bylaws of the Corporation provided that, at any time the Corporation shall be subject to Section 3-805 of the Maryland General Corporation Law, special meetings may only be called by stockholders on the written request of the stockholders entitled to cast a majority of all votes entitled to be cast at the meeting.

         C.  Cumulative   Voting.   There  shall  be  no  cumulative  voting  by
stockholders of any class or series in the election of directors of the Corporation.

         D. Place of Meetings. Meetings of stockholders may be held within or without the State of Maryland, as the bylaws may provide.


                                   ARTICLE XI

                      Notice for Nominations and Proposals

         A. Timing of Notice. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the Corporation not less than 90 days prior to the date of any such meeting or in the case of an

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annual  meeting of  stockholders,  90 days before the first  anniversary  of the mailing of the notice of the preceding year's annual meeting or, if there was no mailing of notice of the preceding year's annual meeting, 90 before the date of the annual meeting as announced by the Corporation.

         B. Content of Notice. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. Each such notice given by a stockholder to the secretary of the Corporation with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business;
(iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Articles to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article XI.

         C. Determination by Chairman. The chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.


                                   ARTICLE XII

                                    Directors

         A. Number; Vacancies. The number of directors of the Corporation shall be such number, not less than 5 nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be provided from time to time in or in accordance with the bylaws, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Subject to the rights of the holders of any class of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the stockholders or the directors then in office. A director so chosen by the stockholders shall hold office for the balance of the term then remaining. A director so chosen by the remaining directors shall hold office until the next annual meeting of stockholders, at which time the stockholders shall elect a director to hold office for the balance of the time then remaining. Notwithstanding the foregoing or any other provision of the Maryland General Corporation Law, so long as the Corporation is subject to
Section 3-804 of the Maryland General Corporation Law, the number of directors of the Corporation shall be fixed only by vote of the Board of Directors and each vacancy resulting from an

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increase  in the size of the Board of  Directors  or the death,  resignation  or removal of a director may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.

         B. Classified Board. At the first annual meeting of stockholders of the Corporation, the board of directors of the Corporation shall be divided into three classes as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, which classes shall be designated Class I, Class II and Class III. At such annual meeting of stockholders, directors assigned to Class I shall be elected to hold office for a term expiring at the first succeeding annual meeting of stockholders thereafter, directors assigned to Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting thereafter, and directors assigned to Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each annual meeting of stockholders of the Corporation, directors of classes the terms of which expire at such annual meeting shall be elected for terms of three years. Notwithstanding the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

         Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

         Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article XII. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.


                                  ARTICLE XIII

                              Removal of Directors

         Notwithstanding any other provision of these Articles or the bylaws of the Corporation or the Maryland General Corporation Law, any director or the entire board of directors of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the

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Corporation,  the  preceding
provisions of this Article XIII shall not apply with respect to the director or directors elected by such holders of preferred stock.


                                   ARTICLE XIV

                          Acquisition of Capital Stock

         A. Five-Year Prohibition. For a period of five years from the effective date of the completion of the conversion of Osage Federal MHC, Pawhuska, Oklahoma, from mutual to stock form (which entity shall become a wholly owned subsidiary of the Corporation upon such conversion), no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of the Corporation, unless such offer or acquisition shall have been approved in advance by a two-thirds vote of the Continuing Directors, as such term is defined in Article XV hereof. In addition, for a period of five years from the completion of the conversion of Osage Federal MHC from mutual to stock form, and notwithstanding any provision to the contrary in these Articles of Incorporation or the bylaws of the Corporation, where any person directly or indirectly acquires beneficial ownership of more than 10% of any class of equity security of the Corporation in violation of this
Article XIV, the securities beneficially owned in excess of 10% shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining a quorum or the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

         B. Prohibition After Five Years. If, at any time after five years from the effective date of the completion of the conversion of Osage Federal MHC from mutual to stock form, any person shall acquire the beneficial ownership of more than 10% of any class of equity security of the Corporation without the prior approval by a two-thirds vote of the Continuing Directors, as defined in Article XV, then the record holders of voting stock of the Corporation beneficially owned by such acquiring person shall have only the voting rights set forth in this paragraph B on any matter requiring the vote or consent of stockholders.
With respect to each vote in excess of 10% of the voting power of the outstanding shares of voting stock of the Corporation which such record holders would otherwise be entitled to cast without giving effect to this paragraph B, the record holders in the aggregate shall be entitled to cast only one-hundredth (1/100th) of a vote, and the aggregate voting power of such record holders, so limited for all shares of voting stock of the Corporation beneficially owned by such acquiring person, shall be allocated proportionately among such record holders. For each such record holder, this allocation shall be accomplished by multiplying the aggregate voting power, as so limited, of the outstanding shares of voting stock of the Corporation beneficially owned by such acquiring person by a fraction whose numerator is the number of votes represented by the shares of voting stock of the Corporation owned of record by such record holder (and which are beneficially owned by such acquiring person) and whose denominator is the total number of votes represented by the shares of voting stock of the Corporation that are beneficially owned by such acquiring person. A person who is a record owner of shares of voting stock of the Corporation that are beneficially owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under this paragraph B by virtue of such shares being so beneficially owned by any of such acquiring persons.

         C. Definitions. The term "person" means an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar

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company, a syndicate or any other group acting in concert formed for the purpose of acquiring, holding, voting or disposing of securities of the Corporation. The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise. The term group "acting in concert" includes (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement,
and  (b)  a  combination   or  pooling  of  voting  or  other  interest  in  the
Corporation's outstanding shares for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The term "beneficial ownership" shall have the meaning defined in Rules 13d-3 and 13d-5 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as in effect on the date of filing of these Articles.

         D. Exclusion for Employee Benefit Plans, Directors, Officers, Employees and Certain Proxies. The restrictions contained in this Article XIV shall not apply to (i) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Corporation or a subsidiary thereof; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a beneficial owner of more than 10% of any class of equity security of the Corporation, (ii) any proxy granted to one or more Continuing Directors, as defined in Article XV, by a stockholder of the Corporation or (iii) any employee benefit plans of the Corporation. In addition, the Continuing Directors of the Corporation, the officers and employees of the Corporation and its subsidiaries, the directors of subsidiaries of the Corporation, the employee benefit plans of the Corporation and its subsidiaries, entities organized or established by the Corporation or any subsidiary thereof pursuant to the terms of such plans and trustees and fiduciaries with respect to such plans acting in such capacity shall not be deemed to be a group with respect to their beneficial ownership of voting stock of the Corporation solely by virtue of their being directors, officers or employees of the Corporation or a subsidiary thereof or by virtue of the Continuing Directors of the Corporation, the officers and employees of the Corporation and its subsidiaries and the directors of subsidiaries of the Corporation being fiduciaries or beneficiaries of an employee benefit plan of the Corporation or a subsidiary of the Corporation. Notwithstanding the foregoing, no director, officer or employee of the Corporation or any of its subsidiaries or group of any of them shall be exempt from the provisions of this
Article XIV should any such person or group become a beneficial owner of more than 10% of any class of equity security of the Corporation.


         E. Determinations. A majority of the Continuing Directors, as defined in Article XV, shall have the power to construe and apply the provisions of this
Article XIV and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (a) the number of shares beneficially owned by any person, (b) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership, (c) the application of any other definition or operative provision of this Article XIV to the given facts or (d) any other matter relating to the applicability or effect of this Article XIV. Any constructions, applications, or determinations made by the Continuing Directors pursuant to this Article XIV in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

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

                                   ARTICLE XV

                    Approval of Certain Business Combinations

         The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article XV.

         A. Vote Required.  (1) Except as otherwise  expressly  provided in this
Article XV, the affirmative vote of the holders of (i) at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least 80% of the outstanding shares of each such class or series), and (ii) at least two-thirds of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

         (a) any merger or consolidation of the Corporation with or into a Related Person (as hereinafter defined);

         (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other capital device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

         (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;

         (d) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other capital device, of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

         (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person;

         (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;

         (g) any reclassification of the common stock of the Corporation (including a reverse stock split), or any recapitalization involving the common stock of the Corporation which has the effect, directly or indirectly, in one transaction or a series of transactions of increasing by 5% or more of the total outstanding shares, the proportionate amount of equity securities of the Corporation or a subsidiary that are directly or indirectly owned by any Related Person; and

         (h) any agreement, contract or other arrangement providing for any of the transactions described in this Paragraph A(1).

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

         (2) Such affirmative vote shall be required notwithstanding any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.

         (3) The term "Business Combination" as used in this Article XV shall mean any transaction which is referred to in any one or more of subparagraphs A(1)(a) through (h) above.

         B. Approval by Continuing Directors. The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved by a two-thirds vote of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

         C. Definitions. For the purposes of this Article XV the following definitions apply:

                  (1) The term "Related Person" shall mean and include: (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934), "beneficially owns" (as that term is defined in Rules 13d-3 and 13d-5 of the General Rules and Regulations under the Securities Act of 1934) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

                  (2) The term "Substantial Part" shall mean more than 25 percent of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

                  (3) The term "Continuing Director" shall mean any member of the board of directors of the Corporation who is unaffiliated with the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.

                  (4) The term "Continuing Director Quorum" shall mean a majority of the Continuing Directors capable of exercising the powers conferred on them.

         D. Unless otherwise required by law, the provisions of Sections 3-601 through 3-604 of the Maryland General Corporation Law shall not be applicable to any business combination (as therein defined), if the business combination shall have been approved by a two-thirds vote of the Continuing Directors (as hereinabove defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinabove defined) is present.

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

                                   ARTICLE XVI

                       Evaluation of Business Combinations

         In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the stockholders, when evaluating a Business Combination (as defined in Article XV hereof) or a tender or exchange offer, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or entity, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (iii) the competence, experience, and integrity of the acquiring person or entity and its or their management.


                                  ARTICLE XVII

                Limitation of Officer's and Director's Liability

         An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except: (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (iii) to the extent otherwise required by Maryland law. If Maryland law is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by Maryland law, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE XVIII

                                 Indemnification

         The Corporation shall indemnify, to the fullest extent permissible under the Maryland General Corporation Law, any individual who is or was a director, officer, employee or agent of the Corporation, and any individual who serves or served at the Corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in any proceeding in which the individual is made a party as a result of his service in such capacity. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                   ARTICLE XIX

       Election to Be Subject to Subtitle 8 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland

         So long as the Corporation shall have a class of equity securities registered under the Securities Exchange Act of 1934, the Corporation hereby elects to be subject to all provisions of Subtitle 8 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland and the provisions of said Subtitle 8 shall govern notwithstanding other provisions of the Maryland General Corporation Law or the charter or bylaws of the Corporation.


                                   ARTICLE XX

                               Amendment of Bylaws

         In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation.
Notwithstanding any other provision of these Articles or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall not be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.

                                   ARTICLE XXI

                     Amendment of Articles of Incorporation

         The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles X, XI, XII, XIII, XIV, XV, XVI, XVII, XVIII, XIX, XX and this
Article XXI of these Articles may not be repealed, altered amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting); except that such repeal, alteration, amendment or rescission may be made by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) if the same is first approved by a two-thirds vote of the Continuing Directors, as defined in Article XV of these Articles.

         In Witness Whereof, I have signed these articles and acknowledge the same to be my act this 6th day of September 2006.


                                                     /s/ Mark S. White
                                                     ---------------------------
                                                     Mark S. White, Incorporator


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